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                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

                      (IN MILLIONS, EXCEPT SHARE AMOUNTS)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        ----------------------
                                                           1996        1995
                                                        ----------  ----------
Computations for Statements of Income
  Primary earnings per share of common stock (average
   shares outstanding):
    Income before cumulative effect of changes in
     accounting principles and extraordinary loss...... $       75  $       70
    Cumulative effect of changes in accounting
     principles........................................        --           (9)
    Extraordinary loss.................................        (22)        --
                                                        ----------  ----------
    Net income.........................................         53          61
    Preferred stock dividends..........................         (2)         (2)
                                                        ----------  ----------
    Net income to common .............................. $       51  $       59
                                                        ==========  ==========
    Average shares of common stock outstanding......... 71,298,347  70,368,853
    Incremental common shares applicable to restricted
     common stock based on the common stock daily
     average market price during the period............    176,296         --
    Incremental common shares applicable to common
     stock options based on the common stock daily
     average market price during the period............  1,807,869     527,676
                                                        ----------  ----------
    Average common shares, as adjusted................. 73,282,512  70,896,529
                                                        ==========  ==========
  Earnings per share of common stock (including common
   stock equivalents):
      Net income after preferred stock dividends and
       before cumulative effect of changes in
       accounting principles and extraordinary loss.... $     1.00  $     0.96
      Cumulative effect of changes in accounting
       principles......................................        --        (0.13)
      Extraordinary loss...............................      (0.30)        --
                                                        ----------  ----------
      Net earnings per share of common stock........... $     0.70  $     0.83
                                                        ==========  ==========
Fully diluted earnings per share:
  Average shares of common stock outstanding........... 71,298,347  70,368,853
  Incremental common shares applicable to restricted
   common stock based on the more dilutive of the
   common stock ending or average market price during
   the period..........................................    189,084         --
  Incremental common shares applicable to common stock
   options based on the more dilutive of the common
   stock ending or average market price during the
   period..............................................  1,851,934     721,666
  Average common shares issuable assuming conversion of
   the Series A Cumulative Convertible Preferred Stock
   and the Cumulative Convertible Second Preferred
   Stock...............................................  3,488,711   3,492,754
                                                        ----------  ----------
  Average common shares assuming full dilution......... 76,828,076  74,583,273
                                                        ==========  ==========
  Fully diluted earnings per average share of common
   stock, assuming conversion of all applicable
   securities:
      Net income before cumulative effect of changes in
       accounting principles and extraordinary loss ... $     0.98  $     0.94
      Cumulative effect of changes in accounting
       principles......................................        --        (0.12)
      Extraordinary loss...............................      (0.29)        --
                                                        ----------  ----------
      Net earnings per share of common stock........... $     0.69  $     0.82
                                                        ==========  ==========
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